Exhibit 99.1
LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2012
INDEX

Financial Information	Page Number
Unaudited Pro Forma Condensed Combined Statement of Operations	2
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations	3

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2012

	LINN Energy Historical	BP Green River Historical	BP Hugoton Historical	Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$1,140,204	$106,498	$56,882	$—		$1,303,584
Gains on oil and natural gas derivatives	30,273	—	—	—		30,273
Marketing revenues	24,454	—	—	—		24,454
Other revenues	8,084	—	—	—		8,084
	1,203,015	106,498	56,882	—		1,366,395
Expenses:
Lease operating expenses	233,755	31,448	20,129	—		285,332
Transportation expenses	50,651	—	—	—		50,651
Marketing expenses	22,073	—	6,188	—		28,261
General and administrative expenses	129,672	—	—	—		129,672
Exploration costs	1,207	—	—	—		1,207
Bad debt expenses	8	—	—	—		8
Depreciation, depletion and amortization	428,477	—	—	58,936	(a)	488,992
				1,579	(b)
Impairment of long-lived assets	146,499	—	—	—		146,499
Taxes, other than income taxes	93,736	13,126	4,995	—		111,857
Losses on sale of assets and other, net	1,500	—	—	—		1,500
	1,107,578	44,574	31,312	60,515		1,243,979
Other income and (expenses):
Interest expense, net of amounts capitalized	(277,606)	—	—	(31,280)	(c)	(309,837)
				(951)	(d)
Other, net	(12,472)	—	—	—		(12,472)
	(290,078)	—	—	(32,231)		(322,309)
Income (loss) before income taxes	(194,641)	61,924	25,570	(92,746)		(199,893)
Income tax expense	(4,480)	—	—	—	(e)	(4,480)
Net income (loss)	$(199,121)	$61,924	$25,570	$(92,746)		$(204,373)
Net loss per unit:
Basic	$(1.04)					$(1.06)
Diluted	$(1.04)					$(1.06)
Weighted average units outstanding:
Basic	196,152					196,152
Diluted	196,152					196,152

The accompanying notes are an integral part of this pro forma condensed combined statement of operations.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined statement of operations of Linn Energy, LLC (“LINN Energy” or the “Company”) for the nine months ended September 30, 2012, is derived from:

•	the historical consolidated financial statements of LINN Energy; and

•
the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from BP America Production Company (“BP” and the properties, the “BP Green River Properties” and the “BP Hugoton Properties”).

The unaudited pro forma condensed combined statement of operations gives effect to the acquisitions from BP as if they had been completed as of January 1, 2011. The transactions and the related adjustments are described in the accompanying notes. In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined statement of operations.
The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statement or that may be obtained in the future. In addition, future results may vary significantly from those reflected in such statement due to factors described in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).
The unaudited pro forma condensed combined statement of operations should be read in conjunction with the Company’s historical consolidated financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2011. The pro forma statement should also be read in conjunction with the historical statements of revenues and direct operating expenses for the BP Green River Properties and the BP Hugoton Properties and the notes thereto, previously filed by the Company with the SEC.
Note 2 – Acquisition Dates
The results of operations of the BP Green River Properties and BP Hugoton Properties have been included in the historical financial statements of the Company since their acquisition dates.
The acquisition of BP Green River Properties was completed on July 31, 2012, with an effective date of April 1, 2012, for total consideration of approximately $990 million.
The acquisition of BP Hugoton Properties was completed on March 30, 2012, with an effective date of January 1, 2012, for total consideration of approximately $1.16 billion.
Note 3 – Preliminary Acquisition Accounting
The acquisitions are accounted for under the acquisition method of accounting. Accordingly, the Company conducted assessments of net assets acquired and recognized amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisitions were expensed as incurred. The initial accounting for the acquisitions is not complete and adjustments to estimated amounts, or recognition of additional assets acquired or liabilities assumed, may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the acquisition dates.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS - Continued

The following presents the values assigned to the net assets for BP Green River Properties and BP Hugoton Properties acquired from BP as of the acquisition dates (in thousands):

Assets:
Current	$8,880
Noncurrent	208,350
Oil and natural gas properties	2,014,397
Total assets acquired	$2,231,627

Liabilities:
Current	$23,971
Asset retirement obligations	57,218
Total liabilities assumed	$81,189
Net assets acquired	$2,150,438
Current assets include receivables and noncurrent assets include other property and equipment. Current liabilities include payables, ad valorem taxes payable and environmental liabilities.
The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and natural gas properties and asset retirement obligations were measured using valuation techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation of oil and natural gas properties include estimates of: (i) reserves; (ii) future operating and development costs; (iii) future commodity prices; (iv) estimated future cash flows; and (v) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates by the Company’s management at the time of the valuation and are the most sensitive and subject to change.
Note 4 – Pro Forma Adjustments
The Company’s historical results of operations include the results of properties acquired since the acquisition dates. The pro forma statements of operations include adjustments to reflect the acquisitions from BP as if they had been completed as of January 1, 2011. The unaudited pro forma condensed combined statement of operations has been adjusted to:

(a)	record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to oil and natural gas properties acquired as follows:

•	for the period from January 1 through July 31, 2012, $43 million related to the BP Green River Properties

•	for the period from January 1 through March 30, 2012, $16 million related to the BP Hugoton Properties

(b)	record accretion expense related to asset retirement obligations on oil and natural gas properties acquired as follows:

•	for the period from January 1 through July 31, 2012, $1 million related to the BP Green River Properties

•	for the period from January 1 through March 30, 2012, $342,000 related to the BP Hugoton Properties

(c)	record interest expense as follows:

•	incremental debt of approximately $990 million incurred to fund the purchase price of the BP Green River Properties; the assumed interest rate was 2.2%

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS - Continued

•	incremental debt of approximately $1.16 billion incurred to fund the purchase price of the BP Hugoton Properties; the assumed interest rate was 6.25%

A 1/8 percentage change in the assumed interest rate would result in an adjustment to pro forma net income as follows:

Nine Months Ended September 30, 2012
(in thousands)

BP Green River Properties	$730
BP Hugoton Properties	$369

(d)	record incremental amortization of deferred financing fees associated with debt incurred to fund the purchase price of the BP Hugoton Properties

(e)
The Company is treated as a partnership for federal and state income tax purposes. The Company subsidiaries that acquired the Properties are also treated as partnerships for federal and state income tax purposes. Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined statement of operations.